Exhibit 99.1

Additional Exhibit under line item (99) of Item 601 of Regulation S-K accompanying this Report on Form 10-Q pursuant to Interim Guidance in Securities and Exchange Commission Release No. 33-8212 et al. and not deemed filed herewith:

Certification of the Chief Executive Officer and President of Northrop Grumman Corporation furnished in connection with its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Northrop Grumman Corporation (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2003, as filed with the Securities and Exchange Commission on May 14, 2003 (the “Report”), I, Ronald D. Sugar, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/S/ RONALD D. SUGAR
Ronald D. Sugar Chief Executive Officer and President

May 14, 2003

A signed original of this written statement required by Section 906 has been provided to Northrop Grumman Corporation and will be retained by Northrop Grumman Corporation and furnished to the Securities and Exchange Commission or its staff upon request.